EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-50823 and Post-Effective Amendment No. 2 to Registration Statement No. 2-88353 both on Form S-3, and in Registration Statement Nos. 2-88352, 33-40316, 33-45615, 33-53260, 33-50815, 33-52039, 33-60915 and 33-60921
on Form S-8 of IPALCO Enterprises, Inc. of our report dated January 26, 1996 (February 27, 1996 as to Note 15), appearing in this Annual Report on
Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1995.





/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Indianapolis, Indiana
March 19, 1996